EXHIBIT 99.2
HICKS ACQUISITION COMPANY I, INC. AND BLACKSTONE-LED GROUP SIGN
DEFINITIVE AGREEMENT FOR GRAHAM PACKAGING TRANSACTION
DALLAS, July 2, 2008—Hicks Acquisition Company I, Inc. (AMEX: TOH) (“Hicks Acquisition”), a Dallas-based special purpose acquisition company (“SPAC”) founded and headed by Thomas O. Hicks, announced today that it has signed a definitive agreement pursuant to which Graham Packaging Holdings Company (“Graham Packaging” or the “Company”) will go public through a transaction with Hicks Acquisition. Graham is controlled by The Blackstone Group and the Graham Group (together, the “Current Graham Equity Holders”).
Hicks Acquisition announced earlier this week that it had reached an agreement in principle for the contemplated transaction, subject to the execution of such definitive agreement. As previously indicated, the transaction, valued at approximately $3.2 billion, is believed to be the largest ever between a SPAC and an industrial company.
Following completion of the transaction, the combined enterprise will be renamed Graham Packaging Company and will apply for listing on the New York Stock Exchange. Blackstone has agreed, to the extent necessary to avoid a change of control under the credit agreement, that it will maintain the largest ownership stake for at least two years as it continues to play an important role in guiding the Company strategically and operationally.
Details of the Transaction
In connection with the transaction, the Current Graham Equity Holders will receive $350 million of cash held in trust, 35.0 million common shares, and 2.8 million warrants upon completion of the transaction. The purchase consideration includes a transfer of value to the Current Graham Equity Holders of approximately 2.8 million Founder’s shares and warrants. In exchange, the Hicks-led sponsor will retain, through a series of transactions, Earnout Units, the shares of which have a trigger price of $13.75 and the warrants of which will become exercisable at a strike price of $10.00 and a trigger price of $15.00. Shares of Hicks Acquisition will become shares of the newly public Graham Packaging.
Graham Packaging Holdings Company has received a legal opinion from its outside counsel, Simpson Thacher & Bartlett LLP, that the proposed transaction will not result in a change of control, or otherwise constitute a breach of its obligations, under its credit agreement or its bond indentures.
The transaction is structured as an “IPO Reorganization” which is specifically contemplated by, and permitted under, the credit agreement, which provides that a change in control is not triggered so long as the Blackstone funds retain a voting stake larger than that held by any other holder. Upon completion of this initial public offering, the Company’s equity interests not retained by the Current Graham Equity Holders will be widely held by the public shareholders of Hicks Acquisition Co. and, thus, no person or group will have the 50%-or-greater voting power that would trigger a change of control under the Indentures.

Hicks Acquisition was advised with regard to the transaction by Citi and the law firm of Akin Gump Strauss Hauer & Feld LLP. Houlihan Lokey served as a financial advisor to the independent directors of Hicks Acquisition. Graham Packaging was advised with regard to the transaction by Deutsche Bank Securities Inc., Blackstone Advisory Partners, and the law firm of Simpson Thacher & Bartlett LLP.
About Hicks Acquisition Company I, Inc.
Hicks Acquisition is a special purpose acquisition company, launched in October 2007 in an initial public offering that was at the time, at $552 million of gross proceeds, the largest SPAC IPO. Founded by Thomas O. Hicks, Hicks Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.
About The Blackstone Group
Blackstone (NYSE: BX) is one of the world’s leading investment and advisory firms with total assets under management of approximately $113 billion. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. The firm accomplishes this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement service. Further information is available at www.blackstone.com.
No Assurances
There can be no assurance that the transaction will be completed, nor can there be any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized. The description of the transaction as contained herein and in the press release issued by Hicks Acquisition on the morning of June 30, 2008, is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which will be filed by Hicks Acquisition with the SEC as an exhibit to a Current Report on Form 8-K.

Hicks Acquisition Contacts:	Roy Winnick or Mark Semer Kekst and Company 212-521-4842 or 4802 roy-winnick@kekst.com mark-semer@kekst.com
Additional Information about the Transaction and Where to Find It
In connection with the transaction, GPC Capital Corp. II, a wholly owned subsidiary of Graham Packaging, which will be renamed Graham Packaging Company and own all of the Company’s assets upon consummation of the transaction, will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Hicks Acquisition and that will constitute a prospectus of Graham Packaging. Hicks Acquisition will mail the proxy statement/prospectus to its stockholders. Before making any voting decision, Hicks Acquisition urges its investors and security holders to read the proxy statement/prospectus regarding the transaction when it becomes available because it will contain important information. Hicks Acquisition stockholders may obtain copies of all documents filed with the SEC regarding the transaction, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to Hicks Acquisition at 100 Crescent Court, Suite 1200, Dallas, TX 75201.
Participants in the Solicitation
Hicks Acquisition and its directors and officers may be deemed participants in the solicitation of proxies to Hicks Acquisition’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in Hicks Acquisition is contained in Hicks Acquisition’s annual report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the SEC, and will also be contained in the proxy statement/prospectus regarding the transaction when it becomes available. Hicks Acquisition’s stockholders may obtain additional information about the interests of the directors and officers of Hicks Acquisition in the transaction by reading the proxy statement/prospectus and other materials to be filed with the SEC regarding the transaction when such information becomes available.
Information Concerning Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertainties as to the timing of the transaction; approval of the transaction by Hicks Acquisition’s stockholders; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; costs related to the transaction; the competitive environment in the industry in which Graham Packaging operates; the diversion of management time on transaction-related issues; general economic conditions such as inflation or recession; Graham Packaging’s ability to maintain margins due to future increases in commodity prices; Graham Packaging’s loss of large customers; operating Graham Packaging as a public company; Graham Packaging’s continuing net losses; the terms of Graham Packaging’s debt instruments, which restrict the manner in which Graham Packaging conducts its business and may limit Graham Packaging’s ability to implement elements of its business strategy; Graham Packaging’s indebtedness, which could adversely affect Graham Packaging’s cash flow; that despite Graham Packaging’s current levels of indebtedness, Graham Packaging may incur additional debt in the future, which could increase the risks associated with Graham Packaging’s leverage; Graham Packaging’s recovery of the carrying value of its assets; Graham Packaging’s exposure to fluctuations in resin prices and its dependence on resin supplies; risks associated with Graham Packaging’s international operations; Graham Packaging’s dependence on significant customers and the risk that customers will not purchase Graham Packaging’s products in the amounts expected by Graham Packaging under their requirements contracts; that the majority of Graham Packaging’s sales are made pursuant to requirements contracts; Graham Packaging’s ability to develop product innovations and improve Graham Packaging’s production technology and expertise; infringement on Graham Packaging’s proprietary technology; risks associated with environmental regulation and liabilities; Graham Packaging’s dependence on key management and its labor force and the material adverse effect that could result from the loss of their services; risks associated with a significant portion of Graham Packaging’s employees being covered by collective bargaining agreements; Graham Packaging’s dependence on blow molding equipment providers; market conditions for Graham Packaging’s products; the inability to maintain growth rates; and the related impact on revenue, net income and fund inflows/outflows. Actual results may differ materially from those contained in the forward-looking statements in this press release. Hicks Acquisition and Graham Packaging undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.